UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 24, 2025
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BURFORD CAPITAL LIMITED
(Exact name of registrant as specified in its charter)
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Guernsey	001-39511	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oak House, Hirzel Street
St. Peter Port
Guernsey GY1 2NP
(Address of principal executive offices) (Zip code)

+44 1481 723 450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	BUR	New York Stock Exchange
Ordinary shares, no par value	BUR	London Stock Exchange AIM
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 24, 2025, Burford Capital LLC (“Burford”), a Delaware limited liability company and wholly owned subsidiary of Burford Capital Limited (together, the “Company”), entered into (1) an amended and restated employment agreement, effective as of January 1, 2026, with Christopher P. Bogart, the Company’s Chief Executive Officer and (2) an amended and restated employment agreement, effective as of January 1, 2026, with Jonathan T. Molot, the Company’s Chief Investment Officer (clauses (1) and (2) together, the “A&R Employment Agreements”). The A&R Employment Agreements amend and restate in their entirety the respective employment agreements, each effective as of January 1, 2024, between Burford and each of Messrs. Bogart and Molot (the “Prior Employment Agreements”). The A&R Employment Agreements are intended to address certain negative feedback received from Institutional Shareholder Services (“ISS”) in connection with the annual shareholder meeting held on May 14, 2025.
The cornerstone of the Company’s compensation approach for Messrs. Bogart and Molot is the use of formulaic carried interest payments based solely on cash gains. The Company believes that carry aligns the interests of executives and shareholders by focusing the team on striving for the best investment performance possible.
In amendments to Messrs. Bogart’s and Molot’s employment agreements in 2023, the Company reduced the total formulaic annual payment to Messrs. Bogart and Molot from 3.75% to 3.00% each and added the concept of an annual discretionary bonus with a target value equal to 200% of annual base salary. Following negative feedback from ISS on those amended arrangements, the Company has now further amended Messrs. Bogart’s and Molot’s employment agreements to eliminate the target annual bonus and return to the 3.75% carry level, which aligns with historical practice. Thus, as of January 1, 2026, Messrs. Bogart and Molot generally will be compensated under a basic structure of a $1.9 million base salary and 3.75% of carry, without any annual bonus. The A&R Employment Agreements also discontinue certain historical perquisites that were also the subject of ISS criticism.
To maintain similar severance benefits following the elimination of the annual bonus, the A&R Employment Agreements provide that, in the event of termination by Burford “without Cause” or resignation by Messrs. Bogart or Molot, as applicable, for “Good Reason” (other than during a Change in Control Period (each, as defined in the A&R Employment Agreements)), each of Messrs. Bogart or Molot will be entitled to receive an amount in cash equal to two times the sum of (1) his annual base salary plus (2) $2.0 million.
The foregoing summary of each of the A&R Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
    (d)    Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of January 1, 2026, by and between Burford Capital LLC and Christopher P. Bogart.

10.2	Amended and Restated Employment Agreement, effective as of January 1, 2026, by and between Burford Capital LLC and Jonathan T. Molot.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURFORD CAPITAL LIMITED

By:	/s/ Mark N. Klein
Name: Mark N. Klein
Title: General Counsel and Chief Administrative Officer

Date: November 25, 2025